Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-237117, 333-258538, 333-263554 on Form S-8 of Imara Inc., Registration Statement No. 333-270188 on Form S-8 of Enliven Therapeutics, Inc. (formerly Imara Inc.) and Registration Statement No. 333-272909 on Form S-3 of our report dated March 14, 2024, relating to the financial statements of Enliven Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California

March 14, 2024